UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2012

DARA BioSciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina		27615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2012 (the “Closing Date”), DARA BioSciences, Inc. (the “Company” or “DARA”), Oncogenerix, Inc. (“Oncogenerix”), certain stockholders of Oncogenerix, and certain other parties thereto entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Oncogenerix merged with a wholly-owned subsidiary of DARA, with Oncogenerix continuing in existence as the surviving corporation (the “Merger”). As a result of the Merger, Oncogenerix became a wholly-owned subsidiary of DARA.

Oncogenerix is a specialty bio-pharmaceutical company which is focused on the identification, development and commercialization of branded and generic oncological bio-pharmaceutical products. Oncogenerix is presently engaged in two key areas of product development, oral liquid formulations of U.S. Food and Drug Administration approved products and sterile injectable cytotoxics.

Soltamox® (oral liquid tamoxifen citrate), Oncogenerix’s first proprietary, FDA approved product, is a drug primarily used to treat breast cancer. Soltamox® has been approved by the FDA and will be the only liquid formulation of tamoxifen available for sale in the United States. Oncogenerix is party to an exclusive license and distribution agreement with Rosemont Pharmaceuticals, Ltd., a U.K. based manufacturer, for rights to market Soltamox® in the United States.

Pursuant to the terms of the Merger Agreement, as of the Closing Date, the shares of Oncogenerix common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) ceased to be outstanding and were converted into 1,114,560 shares of DARA common stock (the “Closing Shares”).

At the closing, 167,184 shares of DARA common stock were withheld from the Closing Shares and deposited into an escrow account (the “Escrow Shares”). In accordance with the Merger Agreement, the Escrow Shares may be used for purposes of the payment to DARA of indemnification claims under the Merger Agreement against the Oncogenerix stockholders.

In addition to the Closing Shares, the Oncogenerix stockholders will, subject to the approval of at least a majority of the outstanding shares of the issued and outstanding shares of DARA common stock, be entitled to receive up to an additional 1,114,560 shares of DARA common stock based upon the combined company’s achievement of certain revenue or market capitalization milestones during the 60 months following the Closing Date (the “Contingent Merger Consideration Shares”).

The shares DARA common stock issued in the Merger are not registered under the Securities Act of 1933 and may not be sold or otherwise disposed of in the absence of an effective registration statement covering such shares or the availability of an applicable exemption from the registration requirements of the Securities Act of 1933.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1, and is hereby incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry into a Material Definitive Agreement” concerning the DARA common stock issued in the Merger is incorporated herein by reference.

The shares of DARA common stock issued to the Oncogenerix stockholders upon the consummation of the Merger were issued in reliance upon the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Merger Agreement, on the Closing Date Christopher Clement was appointed Chief Operating Officer of DARA and a member of DARA’s board of directors. Additionally, the Merger Agreement provides that DARA will cause to be appointed an additional new member to its board of directors, as designated by the Oncogenerix Stockholders’ Representative (as such term is defined in the Merger Agreement), who will be an independent director under the NASDAQ Stock Market Rules and the applicable rules of the United States Securities and Exchange Commission.

Christopher Clement, age 56, has been the President, Chief Executive officer and a director of Oncogenerics since February 2011 and has a 30 year career in the bio-pharmaceutical industry that includes executive management, marketing and sales, strategic and product planning, business development, and general management. Mr. Clement was President and CEO of Savient Pharmaceuticals Inc., a publicly-held specialty biopharmaceutical company from 2002 to 2009. From 2000 to 2002, Mr. Clement served as the Chairman and CEO of Epicyte Pharma, a pharmaceutical company engaged in the development of antibody-based products. Previously, from 1997 to 2000 he held positions of Executive Vice President, Senior Vice President, and Chief Marketing Officer at Ares-Serono Group, a Swiss developer of pharmaceuticals. From 1988 to 1997, Mr. Clement held a number of senior management positions at Searle Pharmaceuticals, a research-based pharmaceutical company that manufactures and markets prescription pharmaceuticals and other healthcare solutions worldwide, including Vice President of Marketing, Vice President of Corporate Product Planning, General Manager of Global Franchises and Division President. Mr. Clement received a B.A. in Marketing and Business from Mercy College.

Pursuant to the Merger Agreement DARA entered into an employment agreement with Mr. Clement (the “Clement Employment Agreement”). Pursuant to the Employment Agreement, Mr. Clement will serve as Chief Operating Officer of DARA.

On the Closing Date, DARA also entered into an employment agreement with Dr. David J. Drutz, the company’s President and Chief Executive Officer (the “Drutz Employment Agreement” and together with the Clement Employment Agreement, the “Employment Agreements”).

Under the Employment Agreements Dr. Drutz and Mr. Clement will be paid annual salaries of $325,000 and $250,000, respectively, and will eligible to receive an annual bonus of up to 100% and 50% of base salary, respectively. The Employment Agreements provide that if either Dr. Drutz or Mr. Clement is terminated without Cause or for Good Reason (as such terms are defined in the agreements) he will receive salary continuation for a period of 12 months at his then-current base salary as well as payment of COBRA health insurance premiums for up to 12 months following termination. In addition, under his employment agreement, if Mr. Clement is terminated without Cause or for Good Reason (as such terms are defined in his agreement) and after a Qualified Public Offering (as such term is defined in his agreement), subject to the prior approval of at least a majority of the outstanding shares of the issued and outstanding shares of the Company’s common stock and so long as the Company has Marketed Products at the time of such termination (as such term is defined in his agreement), he will receive his pro rata portion of the Contingent Merger Consideration Shares (215,661 shares of DARA Common Stock).

The Employment Agreements also prohibit Dr. Drutz and Mr. Clement from engaging in certain activities involving competition with DARA for an 18-month period following termination of his employment with the Company; provided the restricted period is shortened to 12 months in the event of termination without Cause or for Good Reason (as such terms are defined in the agreements).

A copy of the Clement Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2, and is hereby incorporated herein by reference. A copy of the Drutz Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3, and is hereby incorporated herein by reference. The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Item 7.01. Regulation FD Disclosure.

On January 17, 2012, the Company issued a press release, a copy of which is being furnished as Exhibit 99 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements of Oncogenerix required by this Item 9.01 will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01 will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: January 17, 2012	By:	/s/ David J. Drutz
Name: David J. Drutz, M.D.
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Merger Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc., Oncogenerix, Inc., the stockholders of Oncogenerix, and certain other parties thereto.

10.2	Employment Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc. and Christopher Clement

10.3	Employment Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc. and David Drutz

99	Press Release Issued by DARA BioSciences, Inc. on January 17, 2012